Exhibit 99.1
GROWTH UPDATE
JULY 6, 2007
The following information is being provided by Bristow Group Inc. to give an update of the key drivers behind our growth strategy. We plan to update this information periodically in continuation of the Company’s objective to provide more disclosure and transparency to the investment community regarding Bristow’s business, operating and financial strategies and industry dynamics.
Overall Growth Strategy and Objectives
1.	As part of our five year strategy, we have financial goals to double the size of the company in terms of revenues from $674 million in FY05 to $1.5 billion in FY11 and improve return on capital employed (ROCE) to around 20%.

2.	This growth is expected to be accomplished principally through organic growth by purchasing new aircraft and then deploying them in our existing infrastructure of bases in 22 countries. New aircraft also are expected to be deployed in all our business units with strategic entries into new countries.

3.	We may also grow through the acquisition of helicopter service operators, which may occur by increasing our interest in unconsolidated affiliates or making investments in countries in which we have a foothold, but not a dominant position, or expanding into new markets.

4.	We expect a substantial portion of our growth to gradually take effect over the next eight quarters, with progressive growth in each quarter reflecting integration of new aircraft into our fleet, although seasonality, operational and macro economic events may cause the results of individual quarters to vary.

5.	Development of qualified pilots and engineers is a key element of our growth strategy and is why we formed our Global Training division, including the acquisition of Bristow Academy in April 2007.
Key Financial Performance Measures
6.	We manage our aircraft fleet using ROCE, which is computed as EBITDA (net income plus interest expense, taxes, depreciation and amortization expenses) divided by the fair value of the aircraft, investment in affiliates and related working capital (estimated at 10% of the aircraft value plus 30 days of revenue). When estimating the fair market value of our aircraft for this purpose we use a variety of sources including previously announced aircraft sales by our competitors and values published by independent valuation sources such as helivalues.com.

7.	Country specific ROCE hurdle rates have been established by applying World Bank factors related to political, economic and credit risks to our weighted average cost of capital. These ROCE hurdle rates allow us to apply a portfolio approach to our fleet management with rates ranging from slightly below our strategic goal of 20% in our most mature and stable markets to near 30% in markets with the greatest risks.

8.	Business unit operating margins are explained in detail for historical periods in the MD&A section of our Annual Report on Form 10-K. In the long term we expect improving margins in West Africa, South and Central America, Southeast Asia and Other International business units, relatively stable margins in North American and Europe, and break-even in EH Centralized Operations by the March quarter of FY08.

Fleet Expansion Plans
9.	At June 30, 2007 we had 26 aircraft on order and 52 aircraft under option with remaining capital expenditures of $253 million and $732 million, respectively. The estimated timing of delivery of these aircraft is disclosed in the attached schedules.

10.	We also periodically purchase aircraft for which we previously did not have an aircraft purchase option.

11.	New aircraft cost approximately $0.3million, $2 to $4 million, $7 to $9 million and $20 to $24 million for training, small, medium and large aircraft, respectively.

12.	We expense aircraft maintenance costs as incurred, therefore non-aircraft capital expenditures are limited to infrastructure related improvements (e.g. aircraft facilities, training centers and technology, including flight simulators) which for FY08 are expected to total approximately $50 million, but are expected to be less in future years.
Fleet Rationalization
13.	When an aircraft comes off contract with a customer, an economic evaluation is made of available alternatives, including consideration of customer needs, maintenance requirements, new and renewal contract opportunities and aircraft sales (entire aircraft or parts) opportunities. We operate over 100 aircraft that are older than 25 years, which although well maintained, safely operated and in high demand, have been and are expected to be the most likely candidates for future sales.

14.	Accordingly, over the next five years Bristow may add close to 100 new aircraft to our fleet, but may also sell a similar number. The expected growth in the company is in improved pricing and fleet capacity, measured in revenue and profit generating ability of the fleet, due to a higher mix of large and medium aircraft, not necessarily a higher fleet count.

15.	In the last two years, we have sold 22 aircraft and have realized over $10 million in pre-tax gains. In the near term, we expect to continue to be able to realize gains on aircraft sales due to the current tightness in the market for used aircraft.
Capital Structure, Uses of Cash
16.	Pro forma for the issuance in June 2007 of 7.5% senior notes due 2017, the capital structure as of March 31, 2007 was approximately 45% adjusted leverage (which was debt, aircraft leases and UK unfunded pension obligations divided by book capitalization, which is the total of those amounts, minority interest and stockholders’ investment). See attached schedule for a reconciliation of leverage as calculated from our March 31, 2007 balance sheets to adjusted leverage. This leverage is expected to decline over time as higher earnings are generated from aircraft for which we have raised capital and made progress payments, but have not yet deployed the aircraft. We plan to maintain no more than 50% adjusted leverage.

17.	The $295.3 net proceeds from the sale of the 7.5% senior notes is expected to fund the exercise of a portion of the aircraft purchase options, although in the interim a portion may be used for general corporate purposes. If market demand continues to support it, we expect to exercise at least a portion of the aircraft purchase options, including options for aircraft which expire at the end of December 2007.

18.	Cash on hand, cash flow from operations and available borrowing capacity under the revolving credit facility are estimated to provide sufficient capital to exercise all of the aircraft purchase options and allow us to complete several small acquisitions (under $50 million) over the next five years without additional capital.

19.	However, if the company elects to make a major acquisition or purchase substantially more aircraft than available under the aircraft purchase options additional capital may be necessary.

Tax Rate
20.	The effective tax rate for FY08, which ends March 31, 2008, is expected to be between 33% and 34%.
ABOUT BRISTOW GROUP INC.
Bristow Group Inc. is the leading provider of helicopter services to the worldwide offshore energy industry based on the number of aircraft operated. Through its subsidiaries, affiliates and joint ventures, the Company has major transportation operations in the U.S. Gulf of Mexico and the North Sea, and in most of the other major offshore oil and gas producing regions of the world, including Alaska, Australia, Mexico, Nigeria, Russia and Trinidad. Additionally, the Company is a leading provider of production management services for oil and gas production facilities in the U.S. Gulf of Mexico. The Company’s common stock trades on the New York Stock Exchange under the symbol BRS.
FORWARD-LOOKING STATEMENTS DISCLOSURE
Statements contained in this news release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. These forward-looking statements include statements regarding revenue and ROCE goals, new aircraft purchases and deployment, acquisitions, growth timing, margins, timing of aircraft delivery, capital expenditures, aircraft sales, adjusted leverage, use of proceeds from our debt offering, capital needs and effective tax rate. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2007. The information in this update is as of its date only and is subject to change without notice. Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.
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Reconciliation of Adjusted Leverage Calculation
to Leverage as Disclosed at March 31, 2007
in $ thousands

	Total	Minority	Stockholders'	Total
	Debt	Interest	Investment	Capital	Leverage
	(a)	(b)	(c)	(d) = (a) + (b) + (c)	(a) / (d)

As of March 31, 2007	$259,082	$5,445	$871,657	$1,136,184	22.8%

Adjust for:
7 1/2 % Senior Notes	300,000			300,000
Unfunded Pension Liability	113,069			113,069
NPV of GE Lease Obligation	49,701			49,701

	462,770			462,770

Adjusted	$721,852	$5,445	$871,657	$1,598,954	45.1%

Bristow Group — Aircraft Orders
as of June 30, 2007

Expected
Delivery
	Aircraft Class	Quarter	Expected Division	Contracted

3	Small	Q2-FY2008	Western Hemisphere	1 of 3
4	Medium	Q2-FY2008	Eastern Hemisphere	None
1	Medium	Q2-FY2008	Western Hemisphere	None
2	Large	Q2-FY2008	Eastern Hemisphere	2 of 2

1	Medium	Q3-FY2008	Eastern Hemisphere	1 of 1
2	Medium	Q3-FY2008	Western Hemisphere	1 of 2
2	Large	Q2-FY2008	Eastern Hemisphere	2 of 2

2	Large	Q3-FY2008	Eastern Hemisphere	1 of 2

2	Medium	Q1-FY2009	Eastern Hemisphere	None
2	Large	Q1-FY2009	Eastern Hemisphere	None
1	Medium	Q2-FY2009	Eastern Hemisphere	None
1	Large	Q2-FY2009	Eastern Hemisphere	None

3	Large	Q3-FY2009	Eastern Hemisphere	None

26

Note:	Time from delivery to first operation is in general 30 to 60 days.

Total contracted = 8 of 26

Bristow Group — Aircraft Purchase Options
as of June 30, 2007

Expected
Delivery
	Aircraft Class	Quarter	Expected Division
3	Large	Q3-FY2009	Eastern Hemisphere
1	Large	Q3-FY2009	Western Hemisphere

1	Medium	Q4-FY2009	Western Hemisphere
1	Large	Q4-FY2009	Eastern Hemisphere

2	Medium	Q1-FY2010	Western Hemisphere
2	Medium	Q1-FY2010	Eastern Hemisphere
3	Large	Q1-FY2010	Eastern Hemisphere

1	Medium	Q2-FY2010	Western Hemisphere
1	Medium	Q2-FY2010	Eastern Hemisphere
3	Large	Q2-FY2010	Eastern Hemisphere

2	Medium	Q3-FY2010	Western Hemisphere
1	Medium	Q3-FY2010	Eastern Hemisphere
3	Large	Q3-FY2010	Eastern Hemisphere

1	Medium	Q4-FY2010	Western Hemisphere
1	Large	Q4-FY2010	Eastern Hemisphere

3	Medium	Q1-FY2011	Western Hemisphere
1	Medium	Q1-FY2011	Eastern Hemisphere
3	Large	Q1-FY2011	Eastern Hemisphere

1	Medium	Q2-FY2011	Western Hemisphere
1	Medium	Q2-FY2011	Eastern Hemisphere
1	Large	Q2-FY2011	Eastern Hemisphere

2	Medium	Q3-FY2011	Western Hemisphere
2	Large	Q3-FY2011	Eastern Hemisphere

2	Medium	Q1-FY2012	Western Hemisphere
1	Large	Q1-FY2012	Eastern Hemisphere

2	Medium	Q2-FY2012	Western Hemisphere

1	Medium	Q3-FY2012	Western Hemisphere

2	Medium	Q1-FY2013	Western Hemisphere
1	Medium	Q1-FY2013	Eastern Hemisphere

1	Medium	Q2-FY2013	Western Hemisphere
1	Medium	Q2-FY2013	Eastern Hemisphere

1	Medium	Q3-FY2013	Western Hemisphere

52

Note:	Time from delivery to first operation is in general 30 to 60 days.